Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS 2005 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
     KILGORE, Texas, March 14, 2006 / PRNewswire-First Call via COMTEX/ — Martin Midstream Partners announced today its financial results for the fourth quarter and year ended December 31, 2005.
     MMLP reported net income for the fourth quarter ended December 31, 2005 of $2.6 million on revenues of $144.6 million compared to net income for the quarter ended December 31, 2004 of $4.4 million on revenues of $91.6 million. MMLP’s net income per limited partner unit for the fourth quarter of 2005 was $0.28 compared to net income per limited partner unit for the fourth quarter of 2004 of $0.51.
     MMLP reported net income for the year ended December 31, 2005 of $13.9 million on revenues of $438.4 million compared to net income for the year ended December 31, 2004 of $12.3 million on revenues of $294.1 million. MMLP’s net income per limited partner unit for the year ended December 31, 2005 was $1.58 compared to net income per limited partner unit for the year ended December 31, 2004 of $1.45.
     The Company’s distributable cash flow for the year ended December 31, 2005 was $21.1 million, or 1.11 times the actual cash distributed by MMLP to unitholders in 2005. The Company’s distributable cash flow for the year ended December 31, 2004 was $18.0 million, or 1.03 times the actual cash distributed by MMLP to unitholders in 2004. As a result of the growth in distributable cash flow, MMLP increased its 2005 quarterly distributions per limited partner unit from $0.535 paid in respect of the first quarter of 2005 to $0.61 paid in respect of the fourth quarter of 2005. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information”.
     Fourth quarter 2005 results were negatively impacted by $0.09 per limited partner unit due to the down-time resulting from the conversion of one of MMLP’s offshore marine vessels and the conversion of tankage at its Tampa terminal to different product specifications. The Company anticipates that the conversion of these assets should result in higher levels of service at higher margins in 2006.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, MMLP’s general partner, stated: “2005 has been a pivotal year for our company. Prism Gas, our largest acquisition to date, has been successfully integrated with our company and has provided us with immediate entry into the growing East Texas and North Louisiana natural gas gathering and processing business. Furthermore, the acquisition of Prism Gas has provided us with substantial organic growth opportunities at favorable rates of return in 2006 and beyond. We currently have $70 to $80 million in organic growth projects currently in progress, which we anticipate will come on line in 2006 and 2007. In addition to our growing natural gas/ LPG services segment, we have also experienced significant growth in our newly formed sulfur segment. With the acquisitions of Bay Sulfur and the remaining interest in CF Martin Sulphur during 2005, as well as the construction of a new sulfur processing facility at our Neches terminal, we have further developed our sulfur gathering, processing and distribution infrastructure. This expanded infrastructure gives us and our customers access to the world sulfur markets. We look forward to a full year of operations from Prism Gas and these new sulfur assets.”
     Included with this press release are MMLP’s Consolidated Balance Sheets as of December 31, 2005 and 2004, its Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003, its Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003 and its Consolidated Statements of Operations for the quarters ended December 31, 2005 and 2004. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission.
Investors’ Conference Call
     An investors’ conference call to review the fourth quarter and year end results will be held on Wednesday, March 15, 2006, at 8:30 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 10:00 a.m. Central Time on March 15, 2006 through 11:59 p.m. Central Time on March 22, 2006. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 195687. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and LPG distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties and anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated Statements of Cash Flows), plus proceeds from sale of property, plant and equipment (as reported in its Consolidated Statements of Cash Flows), less gain on sale of property, plant and equipment (as reported in its Consolidated Statements of Cash Flows), plus distributions from unconsolidated entities (as reported in its Consolidated Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in its Consolidated Statements of Cash Flows), less non-cash mark-to-market on derivatives (as reported in its Consolidated Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in its Consolidated Statements of Cash Flows), less repayment of debt (as described below), less maintenance capital expenditures (as described below), less investments in unconsolidated partnerships (as reported in its Consolidated Statements of Cash Flows), less equity in earnings of unconsolidated entities (as reported in its Consolidated Statements of Operations). Repayment of debt represents a semi-annual payment by MMLP of principal on U.S. Government Guaranteed Ship Financing Bonds assumed in connection with the acquisition of the partnership interests in CF Martin Sulphur not previously owned by MMLP. Such indebtedness was paid in full by MMLP on March 6, 2006. MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated Statements of Cash Flows. For the year ended December 31, 2005, MMLP had $5.1 million in maintenance capital expenditures and $74.1 million in expansion capital expenditures.
Contacts:
     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	(Dollars in thousands)
Assets

Cash	$6,465	$3,184
Accounts and other receivables, less allowance for doubtful accounts of $140 and $427	72,162	43,526
Product exchange receivables	2,141	50
Inventories	33,909	23,165
Due from affiliates	1,475	1,892
Other current assets	1,420	724

Total current assets	117,572	72,541

Property, plant, and equipment, at cost	235,218	148,241
Accumulated depreciation	(59,505)	(38,472)

Property, plant and equipment, net	175,713	109,769

Goodwill	27,600	2,922
Investment in unconsolidated entities	59,879	—
Other assets, net	8,280	3,100

	$389,044	$188,332

Liabilities and Capital

Current installments of long-term debt	$9,104	—
Trade and other accounts payable	67,387	$26,537
Product exchange payables	9,624	9,081
Due to affiliates	3,492	429
Income taxes payable	6,345	—
Other accrued liabilities	3,617	2,443

Total current liabilities	99,569	38,490

Long-term debt	192,200	73,000
Other long-term obligations	1,710	1,308

Total liabilities	293,479	112,798

Partners’ capital	95,565	75,534
Commitments and contingencies

	$389,044	$188,332

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004	2003
	(Dollars in thousands, except per unit
	amounts)
Revenues:
Terminalling and storage	$23,081	$17,919	$6,921
Marine transportation	35,451	34,780	26,342
Product sales:
Natural gas/LPG services	301,676	203,427	133,038
Sulfur	36,784	—	—
Fertilizer	31,634	29,780	26,296
Terminalling and storage	9,817	8,238	134

	379,911	241,445	159,468

Total revenues	438,443	294,144	192,731

Costs and expenses:
Cost of products sold:
Natural gas/LPG services	291,109	197,859	128,055
Sulfur	25,657	—	—
Fertilizer	26,975	25,342	22,730
Terminalling and storage	8,079	6,775	107

	351,820	229,976	150,892

Expenses:
Operating expenses	46,888	34,475	21,590
Selling, general and administrative	8,133	6,198	4,986
Depreciation and amortization	12,642	8,766	4,765

Total costs and expenses	419,483	279,415	182,233

Other operating income	—	—	589

Operating income	18,960	14,729	11,087

Other income (expense):
Equity in earnings of unconsolidated entities	1,591	912	2,801
Interest expense	(6,909)	(3,326)	(2,001)
Other, net	238	11	94

Total other income (expense)	(5,080)	(2,403)	894

Net income	$13,880	$12,326	$11,981

General partner’s interest in net income	$278	$247	$240
Limited partners’ interest in net income	$13,602	$12,079	$11,741
Net income per limited partner unit	$1.58	$1.45	$1.64
Weighted average limited partner units	8,583,634	8,349,551	7,153,362
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL/EQUITY
For the years ended December 31, 2005, 2004 and 2003

	Partners' Capital
					General
	Limited Partners				Partner
	Common		Subordinated
	Units	Amount	Units	Amount	Amount	Total
	(Dollars in thousands)

Balances — December 31, 2002	2,900,000	$48,396	4,253,362	$(1,288)	$(2)	$47,106

Net income		4,760	—	6,981	240	11,981

Cash distributions ($1.81 per unit)	—	(5,242)	—	(7,689)	(264)	(13,195)

Balances — December 31, 2003	2,900,000	47,914	4,253,362	(1,996)	(26)	45,892

Net income	—	5,923	—	6,156	247	12,326

Follow-on public offering	1,322,500	34,016	—	—	—	34,016

General partner contribution	—	—	—	—	754	754

Cash distributions ($2.10 per unit)	—	(8,173)	—	(8,932)	(349)	(17,454)

Balances — December 31, 2004	4,222,500	79,680	4,253,362	(4,772)	626	75,534

Net income	—	6,756	—	6,846	278	13,880

Units issued in connection with Prism Gas acquisition	756,480	24,616	—	—	—	24,616

Conversion of subordinated units to common units	850,672	(1,599)	(850,672)	1,599	—	—

General partner contribution	—	—	—	—	502	502

Cash distributions ($2.19 per unit)	—	(9,247)	—	(9,315)	(405)	(18,967)

Balances — December 31, 2005	5,829,652	$100,206	3,402,690	$(5,642)	$1,001	$95,565

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004	2003
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$13,880	$12,326	$11,981

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,628	8,753	4,765
Amortization of deferred debt issue costs	600	886	486
Accretion of asset retirement obligations	14	13	—
(Gain) loss on disposition or sale of property, plant, and equipment	(37)	48	(3)
(Gain) loss on involuntary conversion of property, plant, and equipment	—	—	(589)
Equity in earnings of unconsolidated entities	(1,591)	(912)	(2,801)
Non-cash mark-to-market on derivatives	(555)	—	—
Distribution in-kind from equity investments	1,115	—	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(10,565)	(16,499)	(6,802)
Product exchange receivables	(1,974)	1,733	(743)
Inventories	(4,474)	(3,502)	(4,152)
Due from affiliates	417	(1,730)	170
Other current assets	36	32	(483)
Trade and other accounts payable	27,669	9,171	3,359
Product exchange payables	(8,238)	1,859	4,937
Due to affiliates	3,063	(131)	560
Other accrued liabilities	(496)	765	(412)
Change in other non-current assets, net	288	—	—
Change in other non-current liabilities, net	323	—	—

Net cash provided by operating activities	32,103	12,812	10,273

Cash flows from investing activities:
Payments for property, plant, and equipment	(24,814)	(5,182)	(2,904)
Acquisitions, net of cash acquired	(114,167)	(31,234)	(29,028)
Proceeds from sale of property, plant, and equipment	95	114	3
Insurance proceeds on fire loss	—	—	744
Investments in unconsolidated partnerships	(322)	—	—
Distributions from unconsolidated partnerships	697	1,980	3,564

Net cash used in investing activities	(138,511)	(34,322)	(27,621)

Cash flows from financing activities:
Payments of long-term debt	(134,091)	(43,215)	—
Net proceeds from follow on public offering	—	34,016	—
General partner contribution	502	754	—
Proceeds from long-term debt	250,900	49,215	32,000
Payments of debt issuance costs	(3,655)	(892)	(921)
Cash distributions paid	(18,967)	(17,454)	(13,195)
Proceeds from issuance of common units	15,000	—	—

Net cash provided by financing activities	109,689	22,424	17,884

Net increase in cash	3,281	914	536

Cash at beginning of period	3,184	2,270	1,734

Cash at end of period	$6,465	$3,184	$2,270

Non-cash:
Financed portion of non-compete agreement	$690	$398

Common units issued for acquisitions	$9,616

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	4th Quarter	4th Quarter
	2005	2004
	(Dollars in thousands, except per
	unit amounts)

Revenues:
Terminalling and storage	$6,223	$5,296
Marine transportation	8,817	9,701
Product sales:
Natural gas/LPG services	102,189	67,078
Sulfur	19,041	—
Fertilizer	5,654	7,383
Terminalling and storage	2,703	2,175

	129,587	76,636

Total revenues	144,627	91,633

Costs and expenses:
Cost of products sold:
Natural gas/LPG services	98,922	65,392
Sulfur	13,627	—
Fertilizer	5,020	5,891
Terminalling and storage	2,110	1,784

	119,679	73,067

Expenses:
Operating expenses	14,110	8,989
Selling, general and administrative	2,713	2,034
Depreciation and amortization	3,970	2,490

Total costs and expenses	140,472	86,580

Operating income	4,155	5,053

Other income (expense):
Equity in earnings of unconsolidated entities	1,369	380
Interest expense	(3,075)	(988)
Other, net	111	(41)

Total other income (expense)	(1,595)	(649)

Net income	$2,560	$4,404

General partner’s interest in net income	$51	$88
Limited partners’ interest in net income	$2,509	$4,316
Net income per limited partner unit	$.28	$.51
Weighted average limited partner units	8,903,438	8,475,862
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months
	Ended	Year Ended
	December 31,	December 31,
	2005	2005

Net income	$2,560	$13,880
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	3,970	12,642
Proceeds from sale of property, plant and equipment	49	95
Gain on sale of property, plant and equipment	(37)	(37)
Distributions from unconsolidated entities	697	697
Distributions in-kind from equity investments	1,115	1,115
Amortization of deferred debt issue costs	204	600
Non-cash mark-to-market on derivatives	(555)	(555)
Repayment of debt (1)	—	(291)
Maintenance capital expenditures (2)	(1,922)	(5,100)
Investments in unconsolidated partnerships	(322)	(322)
Equity in earnings of unconsolidated entities	(1,369)	(1,591)

Distributable cash flow	$4,390	$21,133

(1) Represents a semi-annual payment by MMLP of principal on U.S. Government Guaranteed Ship Financing Bonds assumed in connection with the acquisition of the partnership interests in CF Martin Sulphur not owned by MMLP. Such indebtedness was paid in full by MMLP on March 6, 2006.
(2) Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant and equipment set forth in MMLP’s Consolidated Statements of Cash Flows. MMLP had $5.1 million in maintenance capital expenditures and $74.1 million in expansion capital expenditures for the year ended December 31, 2005. MMLP had $1.9 million in maintenance capital expenditures and $41.0 million in expansion capital expenditures for the quarter ended December 31, 2005.